Colfax Reports First Quarter 2018 Results

•	Achieved net income per diluted share of $0.22 from continuing operations and adjusted net income per share of $0.48 versus $0.39 in the prior year

•	Grew sales 20% or 5% excluding acquisitions and FX

•	Completed the acquisition of the Sandvik welding wire business

•	Improved full year adjusted net income per share outlook

ANNAPOLIS JUNCTION, MD - May 3, 2018 - Colfax Corporation (NYSE: CFX), a leading diversified industrial technology company, today announced its financial results for the first quarter of 2018.

The Company reported first quarter 2018 net income of $25 million or $0.20 per diluted share compared to $39 million or $0.31 per diluted share in the prior year quarter. Income from continuing operations was $27 million or $0.22 per diluted share, including a $15 million loss on short term investments and $8 million of restructuring charges. Adjusted net income in the first quarter was $60 million, or $0.48 per share compared to $48 million or $0.39 per share for the same prior year period. Results include a $0.03 gain from a facility sale.

First quarter 2018 net sales of $881 million grew 20.1% versus the comparable period of 2017, including the impact of acquisitions and foreign currency translation effects (FX). Excluding acquisitions and FX, Fabrication Technology segment sales grew 6.4%, and Air & Gas Handling segment sales increased 2.4%. First quarter 2018 Air & Gas Handling orders decreased 2.5% to $327 million compared to the prior year period. Excluding acquisitions and FX, orders decreased 24.9%. Air & Gas Handling finished the quarter with backlog of $889.5 million compared to $867.2 million at the same time in 2017.

“We delivered another quarter of organic sales growth this quarter, led by solid performance in our Fabrication Technology business,” said Matthew Trerotola, President and Chief Executive Officer. “Market demand continues to strengthen in most of this segment’s global markets, and we are using CBS to drive further productivity improvements and advance a range of growth initiatives. This segment’s margins sequentially improved and were in-line with our expectations for full-year improvement. Our Air & Gas Handling business achieved another quarter of general industrial order growth while continuing to execute restructuring projects to address lower demand for power market applications.”

During the first quarter, the Company completed its acquisition of the welding wire operations of Sandvik Materials Technology into its Fabrication Technology segment. Sandvik is a leading provider of stainless steel and nickel alloy filler metal and extends Colfax’s portfolio in the faster-growing specialty filler metal segment.

“Colfax is well-positioned to achieve expectations for earnings growth of at least 18% in 2018,” said Mr. Trerotola. “We continue to expect overall organic sales growth supported by our faster-growing Fabrication Technology business and improving Air & Gas Handling market conditions later in the year. Restructuring actions are on target to deliver at least $25 million of savings in 2018, and we have a clear path to margin improvement. Recently-completed acquisitions are performing well and building momentum, and our pipeline of opportunities remains full.”

Reflecting first quarter performance, Colfax increased its adjusted earnings per share outlook for the year from $2.00-$2.15 to $2.05-$2.20.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results today at 8:00 a.m. Eastern. The call will be open to the public through +1-877-303-7908 (U.S. callers) or +1-678-373-0875 (international callers) and referencing the conference ID number 6599567 or through webcast via Colfax’s website at www.colfaxcorp.com under the “Investors” section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a leading diversified industrial technology company that provides air & gas handling and fabrication technology products and services to customers around the world principally under the Howden and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. The Company uses its Colfax Business System (CBS), a comprehensive set of tools, processes and values, to create superior value for customers, shareholders and associates. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, projected adjusted net income per share, adjusted operating income, organic sales growth, and organic order decline. Adjusted operating income excludes Restructuring and other related items, gain or loss on short term investments, Goodwill and intangible asset impairment charge and Pension settlement loss. Adjusted net income, adjusted net income per share and projected adjusted net income per share exclude Restructuring and other related charges, gain or loss on short term investments, Goodwill and intangible asset impairment charge, Pension settlement loss, acquisition-related intangibles amortization, and other non-cash acquisition related charges. The effective tax rates used to calculate adjusted net income and adjusted net income per share was 21.1% for the first quarter ended March 30, 2018. The effective tax rates used to calculate adjusted net income and adjusted net income per share was 26.0% for the first quarter ended March 31, 2017. Organic sales growth and organic order decline exclude the impact of acquisitions and foreign exchange rate fluctuations. These non-GAAP financial measures assist Colfax management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete restructuring plans that are fundamentally different from the ongoing productivity improvements of the Company. Colfax management also believes that presenting these measures allows investors to view its performance using the same measures that the Company uses in evaluating its financial and business performance and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2017 Annual Report on Form 10-K under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Contact:

Kevin Johnson, Vice President
Colfax Corporation
+1-301-323-9090
investorrelations@colfaxcorp.com

Colfax Corporation
Condensed Consolidated Statements of Income
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017

Net sales	$880,925	$733,630
Cost of sales	610,305	493,801
Gross profit	270,620	239,829
Selling, general and administrative expense	200,519	174,833
Restructuring and other related charges	7,929	4,773
Operating income	62,172	60,223
Interest expense	9,588	9,254
Loss on short term investments	14,719	—
Income from continuing operations before income taxes	37,865	50,969
Provision for income taxes	5,986	12,578
Net income from continuing operations	31,879	38,391
(Loss) income from discontinued operations, net of taxes	(2,837)	3,096
Net income	29,042	41,487
Less: income attributable to noncontrolling interest, net of taxes	4,507	2,945
Net income attributable to Colfax Corporation	24,535	38,542
Net income (loss) per share - basic and diluted
Continuing operations	$0.22	$0.29
Discontinued operations	$(0.02)	$0.02
Consolidated operations	$0.20	$0.31

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Amounts in thousands, except per share data
(Unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Adjusted Net Income and Adjusted Net Income Per Share
Net income from continuing operations attributable to Colfax Corporation (1)	$27,372	$35,446
Restructuring and other related charges- pretax	7,929	4,773
Acquisition-related amortization and other non-cash charges- pretax (2)	20,681	13,394
Loss on short term investments-pretax	14,719	—
Tax adjustment (3)	(11,157)	(5,398)
Adjusted net income from continuing operations	$59,544	$48,215
Adjusted net income margin from continuing operations	6.8%	6.6%
Weighted-average shares outstanding - diluted	124,081	123,795

Adjusted net income per share continuing operations	$0.48	$0.39

Net income per share- diluted from continuing operations (GAAP)	$0.22	$0.29

	Updated Guidance		Previous Guidance
	Low	High	Low	High
2018 Earnings Per Share
Projected net income per share from continuing operations (GAAP)- diluted	$1.22	$1.37	$1.36	$1.51
Restructuring and other related charges- pretax	0.31	0.31	0.28	0.28
Acquisition-related amortization and other non-cash charges- pretax(2)	0.60	0.60	0.56	0.56
Loss on short term investments- pretax	0.12	0.12	—	—
Tax adjustment (3)	(0.20)	(0.20)	(0.20)	(0.20)
Projected adjusted net income per share	$2.05	$2.20	$2.00	$2.15
__________
(1) Net income from continuing operations attributable to Colfax Corporation for the respective periods is calculated using Net income from continuing operations less the income attributable to noncontrolling interest, net of taxes.
(2) Includes amortization of acquired intangibles and fair value charges on acquired inventory.
(3) The effective tax rates used to calculate adjusted net income and adjusted net income per share for the three months ended March 30, 2018 and March 31, 2017, respectively, was 21.1% and 26.0%. The estimated effective tax rate for adjusted net income and adjusted net income per share for the year ended December 31, 2018 is 23-24%.

Colfax Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
Dollars in thousands
(Unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Continuing Operations
Operating income	$62,172	$60,223
Operating income margin	7.1%	8.2%
Restructuring and other related charges	7,929	4,773
Adjusted operating income	$70,101	$64,996
Adjusted operating income margin	8.0%	8.9%

Colfax Corporation
Change in Sales, Orders and Backlog
Dollars in millions
(Unaudited)

			Air and Gas Handling
	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

As of and for the three months ended March 31, 2017	$733.6		$335.6		$867.2
Components of Change:
Existing businesses(1)	36.1	4.9%	(83.5)	(24.9)%	(149.1)	(17.2)%
Acquisitions(2)	68.8	9.4%	46.6	13.9%	101.9	11.8%
Foreign currency translation	42.4	5.8%	28.4	8.5%	69.5	8.0%
	147.3	20.1%	(8.5)	(2.5)%	22.3	2.6%
As of and for the three months ended March 30, 2018	$880.9		$327.1		$889.5
__________
(1) Excludes the impact of foreign exchange rate fluctuations and acquisitions, thus providing a measure of growth due to factors such as price, product mix and volume.
(2) Represents the incremental sales, orders and order backlog from the acquisition completed in our Air and Gas Handling segment, and incremental sales for acquisitions completed in our Fabrication Technology segment.

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands, except share amounts
(Unaudited)

	March 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$268,346	$262,019
Short term investments	134,889	149,608
Trade receivables, less allowance for doubtful accounts of $31,767 and $31,488	993,068	970,199
Inventories, net	499,493	429,627
Other current assets	267,431	258,379
Total current assets	2,163,227	2,069,832
Property, plant and equipment, net	546,710	552,802
Goodwill	2,611,999	2,538,544
Intangible assets, net	1,016,368	1,017,203
Other assets	540,910	531,316
Total assets	$6,879,214	$6,709,697

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$6,129	$5,766
Accounts payable	579,283	587,129
Customer advances and billings in excess of costs incurred	168,745	145,853
Accrued liabilities	341,321	358,632
Total current liabilities	1,095,478	1,097,380
Long-term debt, less current portion	1,122,077	1,055,305
Other liabilities	820,415	829,748
Total liabilities	3,037,970	2,982,433
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 123,477,735 and 123,245,827 issued and outstanding	123	123
Additional paid-in capital	3,236,334	3,228,174
Retained earnings	876,177	846,490
Accumulated other comprehensive loss	(508,077)	(574,372)
Total Colfax Corporation equity	3,604,557	3,500,415
Noncontrolling interest	236,687	226,849
Total equity	3,841,244	3,727,264
Total liabilities and equity	$6,879,214	$6,709,697

Colfax Corporation
Condensed Consolidated Statements of Cashflows
Dollars in thousands
(Unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017

Cash flows from operating activities:
Net income	$29,042	$41,487
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation, amortization and impairment charges	36,987	31,972
Stock-based compensation expense	5,595	5,799
Non-cash interest expense	1,120	1,003
Loss on short term investments	14,719	—
Deferred income tax benefit	(591)	(1,833)
Gain on sale of facility	(7,148)	—
Changes in operating assets and liabilities:
Trade receivables, net	(17,896)	(1,428)
Inventories, net	(42,436)	(17,961)
Accounts payable	(18,836)	(8,104)
Customer advances and billings in excess of costs incurred	27,391	(4,192)
Changes in other operating assets and liabilities	(30,604)	(6,338)
Net cash (used in) provided by operating activities	(2,657)	40,405
Cash flows from investing activities:
Purchases of fixed assets	(11,097)	(11,709)
Proceeds from sale of facility	9,034	—
Acquisitions, net of cash received	(50,964)	—
Sale of business, net	(1,048)	—
Net cash used in investing activities	(54,075)	(11,709)
Cash flows from financing activities:
Payments under term credit facility	(18,750)	(9,375)
Proceeds from borrowings on revolving credit facilities and other	173,886	219,489
Repayments of borrowings on revolving credit facilities and other	(99,600)	(257,153)
Proceeds from issuance of common stock, net	2,565	2,244
Other	(690)	(2,490)
Net cash provided by (used in) financing activities	57,411	(47,285)
Effect of foreign exchange rates on Cash and cash equivalents	5,648	4,699
Increase (decrease) in Cash and cash equivalents	6,327	(13,890)
Cash and cash equivalents, beginning of period	262,019	221,730
Cash and cash equivalents, end of period	$268,346	$207,840